EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

      We have issued our report dated August 7, 1998 accompanying the financial statements of First American Financial Corporation and Subsidiaries contained in this Amendment Number 1 to the Registration Statement on Form S-4. We consent to the use of the aforementioned reports in the Registration Statement, and to the use of our name as it appears under the caption "Experts".




/s/FISK & ROBINSON, P.C.
FISK & ROBINSON, P.C.

Dallas, Texas
July 13, 1999